                       SECURITIES AND EXCHANGE COMMISION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


                       DATE OF REPORT: DECEMBER 16, 1998

                              CROWN ANDERSEN INC.
               Exact name of Registrant as Specified in CHARTER



       DELAWARE                       0-14229                 58-1653577
(State of incorporation)       (Commission File No.)     (IRS Employer ID No.)


             306 DIVIDEND DRIVE, PEACHTREE CITY, GEORGIA      30269
        (Address of principal executive offices including   (zip code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (770) 486-2000


                                NOT APPLICABLE
         (Former name or former address, if changes since last report)

                                   Contents


Item 2: Acquisition or Disposition of Assets.................................  3

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits...  3

Signatures...................................................................  4

Item 2.  Acquisition or Disposition of Assets

             On December 16, 1998, Crown Andersen Inc. ("Crown") consummated the purchase of all of the outstanding capital stock, consisting of sixty (60) shares, of Griffin Environmental Company, Inc. ("Griffin") from Frank V. Smith, Jr. ("Seller"). Griffin is a designer and manufacturer of pollution control products, including bag houses, cartridge filters and similar equipment used in industrial and environmental applications. The total consideration for the purchase of Griffin was $2,437,781, consisting of $2,164,610 in cash paid to Seller at closing, and a one (1) year Promissory Note from Crown in the initial principal amount of $273,171 plus annual interest at the rate of 4.38%. The amount of consideration for the purchase of Griffin stock was determined through an analysis of cash flow models performed by Crown and Crown's outside consultants, based upon Griffin's cash flow over the previous two (2) fiscal years. The source of the consideration for the purchase was a combination of
(i) funds received through private placement; (ii) working capital from Crown's short-term line of credit; and (iii) the aforementioned Promissory Note. The assets of Griffin include inventory, accounts receivable, current contract commitments, and a 60,000 square foot manufacturing facility situated on ten
(10) acres of property located in Syracuse, New York. Crown intends to operate Griffin as a wholly-owned subsidiary, and to continue to utilize Griffin's assets as previously used in the ordinary course of Griffin's business.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         Audited Financial Statements of Griffin Environmental Company, Inc. as of March 31, 1998 and 1997 are attached hereto.

(b)      Pro Forma Financial Information

         Crown Andersen Inc. Pro Forma Combined Financial Statements (Unaudited) are attached hereto.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CROWN ANDERSEN INC.
                                  (Registrant)


Date: January 26, 1999            by: /s/ Jack D. Brady
                                     -------------------------------------
                                     Jack D. Brady
                                     President and Chief Executive Officer

                              CROWN ANDERSEN INC.
                         Index to Financial Statements

                                  Form 8-K/A

(a)  Financial Statements of Business Acquired
     Financial Statements of Griffin Environmental Company, Inc.
     Report of Independent Certified Public Accountants                             F-2
       Balance sheets                                                               F-3
       Statements of income and retained earnings                                   F-4
       Statements of cash flows                                                     F-5
       Notes to financial statements                                            F-6 to F-12


(b)  Pro Forma Financial Information
     Crown Andersen Inc. Pro forma Combined Financial Statements
       (Unaudited)
       Unaudited pro forma combined balance sheet                                   F-13
       Unaudited pro forma combined statements of operations                        F-14
     Notes to pro forma combined financial statements                           F-15 to F-17

Report of Independent Certified Public Accountants



Board of Directors and Stockholder
 of Griffin Environmental Company, Inc.:

We have audited the accompanying balance sheets of Griffin Environmental Company, Inc. (formerly Bexhill, Inc. and Subsidiary) as of March 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Griffin Environmental Company, Inc. (formerly Bexhill, Inc. and Subsidiary) as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        BDO SEIDMAN, LLP



Atlanta, Georgia
November 18, 1998, except for
 Note 9, which is as of
 December 16, 1998

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                                Balance Sheets

                                                                   March 31,       March 31,      September 30,
                                                                     1998            1997             1998
                                                                  -----------     -----------     -------------
Assets                                                                                             (unaudited)
Current assets:
   Cash and cash equivalents                                      $   111,728     $    52,491     $      30,818
   Accounts receivable, net of allowance for
     doubtful accounts of $25,000, $25,000
     and $15,000 (notes 3 and 4)                                      925,527         599,601           685,497
   Inventories (notes 2, 3 and 4)                                     886,220         511,248           606,582
   Prepaid expenses and other assets                                   18,191          27,124            55,250
   Note receivable - current portion                                        -           4,250                 -
   Deferred taxes (note 5)                                             44,000          57,500            36,000
                                                                  -----------     -----------       -----------
Total current assets                                                1,985,666       1,252,214         1,414,147
                                                                  -----------     -----------       -----------

Property, plant and equipment (notes 3 and 4):
   Land                                                               360,224         360,224           360,224
   Building and improvements                                        1,310,731       1,310,731         1,310,731
   Machinery and equipment                                            819,557         816,246           837,252
   Furniture, fixtures and office equipment                           311,903         305,500           318,311
   Automotive equipment                                                67,342          67,342            67,342
                                                                  -----------     -----------       -----------
                                                                    2,869,757       2,860,043         2,893,860
   Less accumulated depreciation                                   (1,732,893)     (1,659,345)       (1,769,282)
                                                                  -----------     -----------       -----------
Net property, plant and equipment                                   1,136,864       1,200,698         1,124,578
                                                                  -----------     -----------       -----------

Other assets:
   Debt acquisition costs, net of accumulated
     amortization of $5,655, $3,770 and $6,598                          3,770           5,655             2,827
   Note receivable - long-term                                              -          11,688                 -
                                                                  -----------     -----------       -----------
Total other assets                                                      3,770          17,343             2,827
                                                                  -----------     -----------       -----------
                                                                  $ 3,126,300     $ 2,470,255       $ 2,541,552
                                                                  ===========     ===========       ===========

Liabilities and Stockholder's Equity

Current liabilities:
   Note payable - bank (note 3)                                   $         -     $    20,000       $   120,000
   Current installments of long-term debt (Note 4)                    105,022         107,677           104,747
   Trade accounts payable                                             644,178         515,158           400,509
   Accrued compensation                                               115,581         105,842            65,064
   Accrued commissions and other expenses                              69,605          96,970            92,038
   Accrued income taxes                                                61,933         116,845            14,154
   Customer deposits                                                  441,657           1,750                 -
                                                                  -----------     -----------       -----------
Total current liabilities                                           1,437,976         964,242           796,512
                                                                  -----------     -----------       -----------

Long-term debt, excluding current installments (Note 4)               163,278         268,300           118,956

Deferred income taxes (Note 5)                                        272,000         287,500           261,000
                                                                  -----------     -----------       -----------
Total liabilities                                                   1,873,254       1,520,042         1,176,468
                                                                  -----------     -----------       -----------

Stockholder's equity:
   Common stock no par value.  200 shares
     authorized, 60 shares issued and
     outstanding                                                       30,000          30,000            30,000
   Retained earnings                                                1,223,046         920,213         1,335,084
                                                                  -----------     -----------       -----------
Total stockholder's equity                                          1,253,046         950,213         1,365,084
                                                                  -----------     -----------       -----------
                                                                  $ 3,126,300     $ 2,470,255       $ 2,541,552
                                                                  ===========     ===========       ===========

See accompanying notes to financial statements.

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                  Statements of Income and Retained Earnings

                                                        For the Year                           For the six months
                                                      ended March 31,                         ended September 30,
                                              --------------------------------           -------------------------------
                                                 1998                  1997                 1998                 1997
                                              ----------            ----------           ----------           ----------
                                                                                                   (unaudited)
Net sales                                     $5,903,764            $6,475,707           $2,407,120           $2,373,684
Cost of goods sold                             4,296,019             4,944,369            1,759,307            1,772,754
                                              ----------            ----------           ----------           ----------

Gross margin                                   1,607,745             1,531,338              647,813              600,930

Operating expenses                             1,036,994             1,010,650              451,230              522,568
                                              ----------            ----------           ----------           ----------

Operating income                                 570,751               520,688              196,583               78,362
                                              ----------            ----------           ----------           ----------

Other income (expense):
Interest income                                    4,310                 2,582                1,557                1,135
Interest expense                                 (48,896)              (65,713)             (11,381)             (30,820)
Other income                                           -                   295                    -                    -
                                              ----------            ----------           ----------           ----------

Other expense, net                               (44,586)              (62,836)              (9,824)             (29,685)
                                              ----------            ----------           ----------           ----------

Income before income taxes                       526,165               457,852              186,759               48,677
                                              ----------            ----------           ----------           ----------

Income tax expense (note 5)                      223,332               136,912               74,721               18,000
                                              ----------            ----------           ----------           ----------

Net income                                       302,833               320,940              112,038               30,677

Retained earnings at beginning
 of period                                       920,213               599,273            1,223,046              920,213
                                              ----------            ----------           ----------           ----------

Retained earnings at end of period            $1,223,046            $  920,213           $1,335,084           $  950,890
                                              ==========            ==========           ==========           ==========

See accompanying notes to financial statements.

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                           Statements of Cash Flows

                                                             For the Year                         For the six months
                                                            ended March 31,                      ended September 30,
                                                    ------------------------------         ------------------------------
                                                       1998                 1997              1998                 1997
                                                    ---------            ---------         ---------            ---------
                                                                                                     (unaudited)
Cash flows from operating activities:
  Net income                                        $ 302,833            $ 320,940         $ 112,038            $  30,677
  Adjustments to reconcile net
    income to net cash provided
       by (used in) operating activities:
       Depreciation and amortization                   75,433               67,696            37,330               35,797
       Provision for doubtful accounts                      -                    -           (10,000)               6,000
       Provision for deferred income taxes             (2,000)             (32,500)           (3,000)              (1,000)
       Change in operating assets and
        liabilities:
        Accounts receivable                          (325,926)             311,127           250,030             (249,178)
        Inventories                                  (374,972)              13,159           279,638               36,246
        Prepaid expenses and other assets               8,933              (10,638)          (37,059)             (27,344)
        Accounts payable                              129,020             (215,261)         (243,669)            (133,173)
        Accrued expenses and
         customer deposits                            367,368              121,116          (517,519)             191,082
                                                    ---------            ---------         ---------            ---------
Net cash provided by (used in)
  operating activities                                180,689              575,639          (132,211)            (110,893)
                                                    ---------            ---------         ---------            ---------

Cash flows from investing activities:
  Purchase of property and equipment                   (9,714)             (73,483)          (24,101)              (6,430)
  Payments received on note
    receivable                                         15,938                4,250                 -                1,771
                                                    ---------            ---------         ---------            ---------
Net cash provided by (used in)
  investing activities                                  6,224              (69,233)          (24,101)              (4,659)
                                                    ---------            ---------         ---------            ---------

Cash flows from financing activities:
  Proceeds from notes payable to bank                 160,000                    -           120,000              160,000
  Principal payments on note payable
    to bank and long-term debt                       (287,676)            (517,310)          (44,598)             (55,302)
                                                    ---------            ---------         ---------            ---------

Net cash provided by (used in)
  financing activities                               (127,676)            (517,310)           75,402              104,698
                                                    ---------            ---------         ---------            ---------

Increase (decrease) in cash                            59,237              (10,904)          (80,910)             (10,854)
Cash and cash equivalents at beginning
  of period                                            52,491               63,395           111,728               52,491
                                                    ---------            ---------         ---------            ---------
Cash and cash equivalents at end of
  period                                            $ 111,728            $  52,491         $  30,818            $  41,637
                                                    =========            =========         =========            =========

See accompanying notes to financial statements.

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

(a)  Nature of Operations
     --------------------

Griffin Environmental Company, Inc. (Company) is engaged in the design and manufacture of pollution control equipment. Customers are primarily located in the Central and Eastern United States. Credit sales are made under standard industry terms. Sales to one customer represented 55% and 34% for the years ended March 31, 1998 and 1997, respectively, and 25% (unaudited) and 40% (unaudited) for the periods ended September 30, 1998 and 1997.

(b)  Basis of Presentation
     ---------------------

The Company formerly operated under the name Bexhill, Inc. and Subsidiaries. Bexhill, Inc. was a holding company which had two wholly owned subsidiaries, Griffin Environmental, Inc. and Allodyne, Inc. Allodyne, Inc., an inactive company, was dissolved on March 31, 1997. Bexhill, Inc. was subsequently merged into Griffin Environmental Company, Inc. effective June 1, 1998. The financial statements presented here for periods prior to the merger are consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

The information at September 30, 1998 and for the six months ended September 30, 1998 and 1997 is unaudited but in the opinion of management, reflects all adjustments (which are comprised of only normal recurring accruals) necessary for a fair presentation of the financial position and results of operations at the dates and for the periods then ended. Results for interim periods are not necessarily indicative of results expected for an entire year.

(c)  Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Examples include the allowance for doubtful accounts, fixed asset lives and warranty reserves. Actual results could differ from those estimates.

(d)  Cash and Cash Equivalents
     -------------------------

Cash and cash equivalents includes all highly liquid investments with a maturity of three months or less.

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

(e)  Inventories
     -----------

Inventories are stated at the lower of cost (first-in, first-out method) or market.

(f)  Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are stated at cost. Depreciation and amortization is calculated on the straight-line method over estimated useful lives of four to thirty-five years. Depreciation and amortization expense amounted to $75,433 and $67,696 for the years ended March 31, 1998 and 1997, respectively, and $37,330 (unaudited) and $35,797 (unaudited) for the periods ended September 30, 1998 and 1997, respectively.

(g)  Debt Acquisition Costs
     ----------------------

Debt acquisition costs represent legal fees and related expenses incurred in connection with the Company obtaining long-term financing for its plant facility and equipment. Such costs are being amortized over the term of the debt.

(h)  Income Taxes
     ------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i)  Fair Value of Financial Instruments
     -----------------------------------

The Company's principal financial instruments, as contemplated under SFAS No. 107, are represented by its receivables and its long-term debt. A majority of the Company's receivables are short-term in nature, accordingly, carrying value is deemed to approximate fair value. The Company's long-term debt bears interest at rates which change periodically with market interest rates, accordingly, carrying value is deemed to approximate fair value.

(j)  Revenue Recognition
     -------------------

Sales of products are recorded when the product is shipped.

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


(2)  Inventories
     -----------

Inventories are summarized as follows:

                                          March 31,     March 31,      September 30,
                                            1998          1997              1998
                                          ---------     ---------      -------------
                                                                        (unaudited)
Raw materials                             $340,243      $405,602          $352,260
Work in process                            545,977       105,646           254,322
                                          --------      --------          --------
                                          $886,220      $511,248          $606,582
                                          ========      ========          ========

(3)  Note Payable - Bank
     -------------------

Griffin Environmental Company, Inc. has a $500,000 line of credit agreement with a bank with interest payable at prime plus 1%. The line is secured by accounts receivable, inventory, equipment and a limited individual guarantee by the sole stockholder and another officer. The bank's prime rate was 8.5% at March 31, 1998 and 9.5% (unaudited) at September 30, 1998.

(4)  Long-Term Debt
     --------------

A summary of long-term debt at March 31 and September 30 is as follows:

                                                    March 31,           March 31,           September 30,
                                                      1998                1997                  1998
                                                  --------------      --------------      -----------------
                                                                                             (unaudited)
Note payable to bank, due October 2000,
payable in monthly installments of $8,333
plus interest at 1% over prime, secured by
a mortgage on the Company's facility, as
well as the items securing the bank line of
credit                                                  $258,333            $358,333               $216,667

Note payable to bank, payable in monthly
installments of $616 including interest at
6.8%, secured by a vehicle                                     -               3,017                      -

Note payable, due March 2000, payable in
monthly installments of $467 including
interest at 7.5%, secured by a vehicle                     9,967              14,627                  7,036
                                                  --------------      --------------      -----------------
                                                         268,300             375,977                223,703
Less current installments                                105,022             107,677                104,747
                                                  --------------      --------------      -----------------

                                                        $163,278            $268,300               $118,956
                                                  ==============      ==============      =================

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


Aggregate debt maturities are as follows:

                                             March 31,                   September 30,
                                      1998              1997                 1998
                                   ----------       -------------        -------------
                                                                           (unaudited)
     1998                          $      -            $107,677           $       -
     1999                           105,022             105,022             104,747
     2000                           104,944             104,945             102,290
     2001                            58,333              58,333              16,666

As of March 31, 1998, the Company has outstanding a $68,000 standby letter of credit in favor of a third party. The letter of credit was increased to $75,000 in July 1998 and expires on December 31, 1998.


(5)  Income Taxes
     ------------

Income tax expense (benefit) consists of:

                                       For the year                       For the six months
                                      ended March 31,                     ended September 30,
                                   ---------------------              -----------------------------
                                     1998          1997                  1998              1997
                                   --------      --------             ----------        -----------
                                                                               (unaudited)
Current:
 Federal                           $194,329      $165,463             $ 67,842          $    16,500
 State                               31,003         3,949                9,879                2,500
                                   --------      --------             --------          -----------
                                    225,332       169,412               77,721               19,000
                                   --------      --------             --------          -----------

Deferred federal and state           (2,000)      (32,500)              (3,000)              (1,000)
                                   --------      --------             --------          -----------

                                   $223,332      $136,912             $ 74,721          $    18,000
                                   ========      ========             ========          ===========

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


The following table reconciles income tax expense calculated at the federal statutory rate of 34% to the income tax expense reflected above:

                                                  Year ended                             Six-month periods
                                                   March 31,                               September 30,
                                         -----------------------------             -----------------------------
                                           1998                 1997                 1998                 1997
                                         --------             --------             --------             --------
                                                                                            (unaudited)
Federal income taxes at                  $178,896             $155,679             $ 64,518             $ 16,550
  statutory rate of 34%
State tax, net of federal benefit          38,204              (15,136)               6,520                1,650
Other items                                 6,232               (3,622)               3,683                 (200)
                                         --------             --------             --------             --------

Income tax expense                       $223,332             $136,912             $ 74,721             $ 18,000
                                         ========             ========             ========             ========


The components of the Company's deferred tax assets and liabilities are as follows:

                                                              March 31,            March 31,       September 30,
                                                                1998                 1997             1998
                                                              --------             --------       --------------
                                                                                                    (unaudited)
Deferred tax assets:
 Allowance for doubtful accounts                              $  9,500             $  9,500       $        6,000
 Accrued liabilities                                            34,500               30,300               30,000
 New York State net operating loss                                   -               17,700                    -
                                                              --------             --------       --------------
                                                                44,000               57,500               36,000

Deferred tax liability:
 Depreciation                                                  272,000              287,500              261,000
                                                              --------             --------       --------------

Net deferred tax liability                                     228,000              230,000              225,000

Classification of net deferred tax liability:
 Current asset                                                  44,000               57,500               36,000
 Noncurrent liability                                          272,000              287,500              261,000
                                                              --------             --------       --------------

                                                              $228,000             $230,000       $      225,000
                                                              ========             ========       ==============

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


(6)  Employee Benefit Plan
     ---------------------

The Company has a defined contribution retirement plan which includes a salary reduction provision. Under the Plan, employees are eligible to participate in the voluntary salary reduction provision after one-half year of service and may contribute up to 12% of annual compensation. The Company contributes an amount equal to 50% of the first 6% of employee contributions. Pension expense totalled $28,900 and $28,800 for the years ended March 31, 1998 and 1997, respectively, and $13,200 (unaudited) and $12,900 (unaudited) for the six-month periods ended September 30, 1998 and 1997, respectively.


(7)  Concentration of Credit Risk
     ----------------------------

The Company maintains cash balances in various financial institutions which may, at times, exceed federally insured limits. Receivables from one customer represents 58% and 29% for the years ended March 31, 1998 and 1997, respectively.


(8)  Supplemental Disclosures - Cash Flows
     -------------------------------------

                                               For the year ended                     For the six months ended
                                                    March 31,                               September 30,
                                           1998                 1997                 1998                 1997
                                         --------             --------             --------             --------
                                                                                            (unaudited)
Cash paid for:
       Interest                          $ 48,896             $ 65,713             $ 11,381             $ 30,820
       Income taxes                       278,421               71,191              123,500              110,000

Noncash financing and
       investing activities for the
       years ended March 31 and
       six- month periods ended
       September 30 are as
        follows:
                                         $ 48,896             $ 65,713             $ 11,381             $ 30,820
     Vehicle purchase financing          $      -             $ 15,000             $      -             $      -

                      GRIFFIN ENVIRONMENTAL COMPANY, INC.
                    (formerly Bexhill, Inc. and Subsidiary)

                         Notes to Financial Statements
   (Amounts and disclosures as of September 30, 1998 and for the six months ended September 30, 1998 and 1997 are unaudited)


(9)  Subsequent Event
     ----------------

On December 16, 1998, Crown Andersen Inc. ("Crown") consummated the purchase of all of the outstanding capital stock of the Company. This acquisition will be accounted for by Crown under the purchase method of accounting. Accordingly, the cost basis of the assets and liabilities Company will change to reflect their fair value as of the acquisition date.

                              CROWN ANDERSEN INC.
                        Pro Forma Combined Balance Sheet
                            As of September 30, 1998
                                 (In thousands)
                                  (Unaudited)



                                                                                                    Pro Forma
                                                                      Crown    Griffin  Subtotal   Adjustments  Ref  Pro Forma
                                                                    ---------  -------  ---------  ------------ ---  -----------
ASSETS:
Current:
   Cash and cash equivalents                                         $ 1,171    $   31   $ 1,202       $  (900)  (A)   $ 1,202
                                                                                                           900   (B)
   Receivables:
       Trade, net                                                      2,433       685     3,118             -           3,118
       Other                                                              63         -        63             -              63
       Income taxes                                                    1,355         -     1,355             -           1,355
   Costs and estimated earnings in
      excess of billings on
      uncompleted contracts                                            4,686         -     4,686             -           4,686
   Inventories                                                         2,342       607     2,949             -           2,949
   Prepaid expenses                                                       83        55       138             -             138
   Current maturities of long-term note receivable                       490         -       490             -             490
   Deferred income taxes                                                 149        36       185             -             185
                                                                     -------    ------   -------       -------         -------

Total current assets                                                  12,772     1,414    14,186             -          14,186

Restricted cash                                                        1,036         -     1,036             -           1,036
Equipment held for resale                                                490         -       490             -             490
Property and equipment, less accumulated
 depreciation                                                          1,574     1,125     2,699           308   (A)     3,007
Deferred income taxes                                                    601         -       601             -             601
Property held for sale                                                 1,500         -     1,500             -           1,500
Other assets                                                             111         3       114           765   (A)       879
                                                                     -------    ------   -------       -------         -------

Total assets                                                         $18,084    $2,542   $20,626       $ 1,073         $21,699
                                                                     =======    ======   =======       =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
   Notes payable                                                     $   670    $  120   $   790       $ 1,538   (A)   $ 2,328
   Accounts payable                                                    2,025       401     2,426             -           2,426
   Accruals:
       Compensation                                                      255        65       320             -             320
       Warranty                                                          333         -       333             -             333
       Miscellaneous                                                     604       106       710             -             710
   Billings on uncompleted contracts in excess
 of cost and estimated earnings                                            6         -         6             -               6
   Current maturities of long-term debt                                  775       105       880             -             880
   Deferred income taxes                                                 531         -       531             -             531
                                                                     -------    ------   -------       -------         -------
 Total currents liabilities                                            5,199       797     5,996         1,538           7,534

Long-term debt, less current maturities                                    -       119       119             -             119
Deferred income taxes                                                     22       261       283             -             283
                                                                     -------    ------   -------       -------         -------

Total liabilities                                                      5,221     1,177     6,398         1,538           7,936
                                                                     -------    ------   -------       -------         -------

Stockholders' equity:
   Common stock, $.10 par                                                156         -       156            30   (B)       186
   Additional paid-in capital                                          2,906         -     2,906           870   (B)     3,776
   Treasury stock, at cost                                              (296)        -      (296)            -            (296)
   Retained earnings                                                   9,904         -     9,904             -           9,904
   Foreign currency translation adjustment                               193         -       193             -             193
   Net assets of Griffin                                                   -     1,365     1,365        (1,365)  (A)         -
                                                                     -------    ------   -------       -------         -------
 Total stockholders' equity                                           12,863     1,365    14,228          (465)         13,763
                                                                     -------    ------   -------       -------         -------
 Total liabilities and stockholders' equity                          $18,084    $2,542   $20,626       $ 1,073         $21,699
                                                                     =======    ======   =======       =======         =======

             See notes to pro forma combined financial statements.

                              CROWN ANDERSEN INC.
                  Pro Forma Combined Statement of Operations
                     For the Year Ended September 30, 1998
                     (In thousands, except per share data)
                                  (Unaudited)

                                                                                 Pro Forma
                                                 Crown     Griffin   Subtotal   Adjustments   Ref   Pro Forma
                                                 ------   --------  ---------  ------------  ----  ----------
Revenues:
 Contracts                                       $12,335    $    -    $12,335   $        -            $12,335
 Sales                                             1,974     5,937      7,911            -              7,911
 Other                                                17         -         17            -                 17
                                                 -------    ------    -------         -----           -------

                                                  14,326     5,937     20,263            -             20,263
                                                 -------    ------    -------         -----           -------

Costs and expenses:
 Cost of contracts and sales                      12,462     4,283     16,745             -            16,745
 Selling, general and administrative               2,845       995      3,840            57   (C)       4,017
                                                                                        120   (D)
 Interest and other income                          (148)       (5)      (153)            -              (153)
 Loss on litigation settlement                       900         -        900             -               900
                                                 -------    ------    -------         -----           -------

                                                  16,059     5,273     21,332           177            21,509
                                                 -------    ------    -------         -----           -------

Income (loss) from operations before taxes on
 income                                           (1,733)      664     (1,069)         (177)           (1,246)

Taxes (tax benefit) on income/loss                  (607)      280       (327)          (54)  (E)        (381)
                                                 -------    ------    -------         -----           -------

Net income (loss)                                $(1,126)   $  384    $  (742)        $(123)          $  (865)
                                                 =======    ======    =======         =====           =======

Average shares and equivalent shares               1,514                                                1,814
 outstanding                                     =======                                              =======

Basic and diluted loss per share                  $(0.74)                                              $(0.48)
                                                 =======                                              =======



              See notes to pro forma combined financial statements

                              CROWN ANDERSEN INC.
               Notes to Pro Forma Combined Financial Statements
                                  (Unaudited)

1.  Basis of Presentation

          Crown Andersen Inc. ("Crown" and, together with its subsidiaries, the "Company") is involved in the design manufacture, sale, and installation of industrial pollution control systems, medical, chemical and hazardous waste disposal systems, heat recovery systems, industrial air handling systems, and spray dryer systems. In December 1998, the Company entered into an agreement to acquire substantially all of the common stock of Griffin Environmental, Inc. (the "Griffin Acquisition") in a transaction to be accounted for as a purchase.

          The unaudited pro forma combined financial statements present the balance sheet and income statement data from the consolidated financial statements of Crown Andersen Inc. ("Crown" or the "Company") and give effect to the acquisition by Crown (entered into in December 1998) of the outstanding stock of Griffin Environmental, Inc. ("Griffin").

          The unaudited pro forma combined statements of operations have been prepared for the year ended September 30, 1998. These statements give effect to the Griffin Acquisition as if such transaction had occurred on October 1, 1997. The pro forma combined statements of operations for the year ended September 30, 1998 combines the Company's income statement for that period with Griffin's historical results of operations for the year ended September 30, 1998. The unaudited pro forma combined balance sheet gives effect to the Griffin Acquisition, and certain other related transactions as if such events had occurred on September 30, 1998.

          The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and Griffin and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

          The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein do not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the applicable periods presented, as assumed, or to project the future results of the Company.

                              CROWN ANDERSEN INC.
               Notes to Pro Forma Combined Financial Statements
                                  (Unaudited)


2.  Unaudited Pro Forma Combined Balance Sheet Adjustments

          (A) Records the acquisition of all of the outstanding shares of Griffin Environmental, Inc. for $2,438,000. In connection therewith, the Company paid cash of $900,000 issued a note payable to the seller in the amount of $273,000 and obtained an additional advance of $1,265,000 on its line of credit. This acquisition was accounted for as a purchase. The purchase price was allocated as follows:

                                                                                Amount
Description                                                                   (in thousands)
-----------                                                                  ----------------
Cash                                                                                  $   31
Accounts receivable                                                                      685
Inventories                                                                              607
Prepaid expenses and other assets                                                         94
Property and equipment                                                                 1,433
Notes payable                                                                           (120)
Accounts payable and accrued expenses                                                   (572)
Long-term debt                                                                          (224)
Deferred taxes                                                                          (261)
                                                                                      ------
Net assets                                                                             1,673

Goodwill                                                                                 765
                                                                                      ------

Total consideration                                                                   $2,438
                                                                                      ======

          The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values were determined based on preliminary findings of an independent appraisal of the purchase transaction.

          The $273,000 note payable to the seller bears interest at 4.38 percent and is due within one year of closing.

          (B) Records the net proceeds from the December 1998 sale of 300,000 shares of Common Stock.

                              CROWN ANDERSEN INC.
               Notes to Pro Forma Combined Financial Statements
                                  (Unaudited)

3.  Unaudited Pro Forma Statement of Operations Adjustments

          (C) Records adjustment to depreciation and amortization expense as follows:


                                                                               Year Ended
               Increase (decrease) due to:                                   September 30, 1998
               ---------------------------                                    (In Thousands)
                                                                      -----------------------------
Amortization of new basis in goodwill over life of 15                               $51
       years on a straight line basis
Adjustment to depreciation and amortization for increase in basis                     6
                                                                                    ---

                                                                                    $57
                                                                                    ===



          (D) Records adjustment of interest expense related to debt incurred to effect the purchase of the Griffin Acquisition.

          (E) Adjusts the provision for income taxes based on other pro forma adjustments.